Exhibit 99.1

Notable Labs Closes Merger Transaction With VBL Therapeutics

- Notable expects to initiate trading on the Nasdaq Capital Market under ticker symbol “NTBL” effective at market open on October 17 –

- Aggregate net transaction proceeds expected to fund planned operations into 2025 –

- Completed previously announced $10.3 million private placement with leading healthtech-focused investors, led by Builders VC, B Capital Group, Y Combinator, First Round Capital, and Founders Fund –

- Predictive Precision Medicines Platform (“PPMP”) applied to select and develop two clinical-stage therapeutic candidates with lead programs in acute myeloid leukemia (“AML”); four Phase 2 milestones expected by 1Q 2025 including Phase 2a results for lead asset Volasertib in adult AML in 3Q 2024 –

- Notable’s proprietary PPMP combines multi-dimensional biological assays and machine learning to bio-simulate a patient’s cancer treatment and predict their clinical response to the actual treatment –

- Notable to host conference call tomorrow at 8:30 AM Eastern Time –

FOSTER CITY, Calif., October 16, 2023 – Notable Labs, Inc. (“Notable”), a clinical stage therapeutic platform company developing predictive precision medicines for cancer patients, today announced the completion of its merger transaction with VBL Therapeutics (“VBL”) (Nasdaq: VBLT) and associated financing. The combined company will focus on the advancement of Notable’s proprietary Predictive Precision Medicines Platform (“PPMP”) and therapeutic pipeline focused on cancer patients with high unmet medical needs while completing the development of Volasertib for the treatment of acute myeloid leukemia (“AML”) in platform-predicted responders as the flagship program. The ordinary shares of the combined company (renamed Notable Labs, Ltd.) are expected to commence trading on The Nasdaq Capital Market, on a 1-for-35 reverse split basis, under the ticker symbol “NTBL” and a new CUSIP number at the open of market trading on October 17, 2023.

“This is an important milestone for Notable as we continue to advance the demonstrated value of the PPMP,” said Thomas Bock, M.D., Chief Executive Officer of Notable. “The merger will add additional capital to accelerate our continued development of Volasertib for the treatment of AML in PPMP-predicted responding patients. As a publicly traded company, we will continue to evaluate potential additional programs and assets where PPMP is especially suited for risk-reducing and fast-tracking therapeutic development.”

With the completion of the merger transaction and $10.3 million in new capital invested prior to the closing by a healthtech-focused investor syndicate, including existing Notable stockholders Builders VC, B Capital Group, Y Combinator, First Round Capital, and Founders Fund, the combined company is now expected to be capitalized through multiple clinical milestones with a cash runway into 2025.

Notable’s PPMP combines multi-dimensional biological assays and machine learning to bio-simulate a patient’s cancer treatment and predict their clinical response to the actual treatment. Four clinical validation studies with recognized academic centers have demonstrated PPMP’s high predictive precision in identifying clinical responders before treatment. PPMP has guided Notable in the selection and development of two clinical-stage therapeutic candidates in platform-predicted responding patients with AML.

Notable’s lead asset derived from PPMP is Volasertib, a highly potent PLK1 inhibitor proven to induce cell cycle arrest and apoptosis in various cancer cells. Phase 2a results for Volasertib in adult AML are expected in 3Q 2024. Notable expects to use PPMP to identify, in-license, and fast-track additional undervalued assets as it builds out its development pipeline.

“I want to thank the entire Notable team for their commitment to our mission to save and improve the lives of cancer patients, as well as our shareholders for their support throughout the years,” remarked Prof. Dror Harats, M.D., Chief Executive Officer of VBL Therapeutics.

About the Merger Transaction and Reverse Share Split

The merger agreement was previously announced on February 23, 2023 with unanimous approval by the Board of Directors of each company. Under the terms of the agreement, Notable Labs, Inc. has merged with a wholly-owned Delaware subsidiary of VBL, and stockholders of Notable have received newly issued ordinary shares of VBL. Notable stockholders now own approximately 75% and VBL shareholders own approximately 25% of the combined company, in each case on a fully diluted basis as set forth in the merger agreement. Ordinary shares of the combined company are expected to commence trading on The Nasdaq Capital Market under the ticker symbol “NTBL” at the open of market trading on October 17. The combined company now has approximately 8,936,448 shares outstanding.

On October 16, 2023, prior to the closing of the merger, VBL completed a one-for-35 reverse share split. As a result of the reverse share split, every 35 ordinary shares of VBL, par value NIS 0.01 per share, outstanding immediately prior to the merger were combined and reclassified into one ordinary share, par value NIS 0.35 per share, of VBL. Any fractional shares in connection with the reverse share split were rounded up to the nearest whole share.

JMP Securities, A Citizens Company, served as exclusive financial advisor for Notable and Wiggin and Dana LLP and Meitar Law Offices served as legal counsel to Notable. Chardan served as exclusive financial advisor to VBL Therapeutics and Goodwin Procter LLP and Horn & Co. served as legal counsel to VBL Therapeutics.

Management and Organization

The combined company will operate under the leadership of Notable’s officers, including: Thomas A. Bock, Chief Executive Officer; Scott A. McPherson, Chief Financial Officer; Joseph Wagner, Chief Scientific Officer; and Glenn Michelson, Chief Medical Officer. The board of directors of the combined organization is comprised of seven members, including Thomas Bock, Thomas Dubin, Peter Feinberg, Michele Galen, Thomas Graney and Tuomo Pätsi, and one director from the former VBL board, Michael Rice. The combined company will be headquartered in Foster City, California.

Conference Call and Webcast Information

Notable will host a conference call and webcast tomorrow at 8:30 AM Eastern Time. The call can be accessed by dialing (877) 407-0784 (U.S. and Canada) or (201) 689-8560 (international) and entering passcode 13742176. A link to the live webcast, including the presentation of corporate slides, may be found here. To access a subsequent archived recording, visit the “News & Events” section of the Notable website at www.notablelabs.com.

About Notable Labs, Ltd.

Notable Labs, Ltd. is a clinical-stage platform therapeutics company developing predictive precision medicines for patients with cancer. Through its proprietary Predictive Precision Medicines Platform (PPMP), Notable bio-simulates a cancer treatment and aims to predict whether or not a patient is likely to respond to that specific therapeutic. Notable’s PPMP is designed to identify and select clinically responsive patients prior to their treatment and thus fast-track clinical development in this patient population. By continually advancing and expanding the reach of the PPMP across diseases and predicted medical outcomes, Notable aims to be the leader in precision medicine and revolutionize the way in which patients seek and receive treatments that work best for them – patient by patient and cancer by cancer. Notable believes it has created a targeted and de-risked in-licensing strategy to deliver a product’s medical impact and commercial value faster, higher, and with a greater likelihood of success than traditional drug development. By transforming historical standards of care, Notable aims to create dramatic positive impact for patients and the healthcare community. Notable is headquartered in Foster City, California. Learn more at www.notablelabs.com and follow us @notablelabs.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding Notable’s future operations and goals; the potential benefits of any therapeutic candidates or platform technologies of Notable; the timing of any clinical milestones of Notable’s therapeutic candidates; the cash runway of the combined company; and other statements that are not historical fact. All statements other than statements of historical fact contained in this communication are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Notable’s control. Notable’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) uncertainties associated with Notable’s platform technologies, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; (ii) risks related to the inability of Notable to obtain sufficient additional capital to continue to advance these product candidates and any preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) risks associated with Notable’s future financial and operating results, including its ability to become profitable; (vi) Notable’s ability to retain key personnel; (vii) Notable’s ability to manage the requirements of being a public company; (viii) uncertainties relating to the Israel-Hamas war; (ix) Notable’s ability to obtain orphan drug designation, and the associated benefits, for any of its drug candidates; (x) Notable’s inability to obtain regulatory approval for any of its drug candidates; and (xi) changes in, or additions, to international, federal, state or local legislative requirements, such as changes in or additions to tax laws or rates, pharmaceutical regulations, and other regulations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the U.S. Securities and Exchange Commission (“SEC”), including the factors described in the section titled “Risk Factors” in the Registration Statement of Vascular Biogenics Ltd. on Form S-4, as filed with the SEC on September 1, 2023, and in other subsequent filings with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Notable expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

CONTACTS:

Investor Relations: Daniel Ferry, LifeSci Advisors

+1 (617) 430-7576, daniel@lifesciadvisors.com